UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 11, 2008

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01  Other Events

On November 11, 2008, Franklin Covey Co. (the Company) announced it will host a discussion for shareholders and the financial community to review its financial results for the fourth quarter and fiscal year ended August 31, 2008.  The discussion will be held before the financial markets open on Monday, November 17, 2008 at 8:00 a.m. Eastern Time (6:00 a.m. Mountain Time).

Interested persons can participate by dialing 1-800-798-2801 (International participants may dial 1-617-614-6205), access code: 34993354.  Alternatively, the webcast will be accessible at the following Web site: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=102601&eventID=2026161.

A replay of the discussion will be available from November 17 through November 24, 2008 by dialing 1-888-286-8010 (International participants may dial 1-617-801-6888), access code: 62565178.  The webcast will also remain accessible through November 24, 2008 on the Investor Relations area of the Company’s Web site at:  http://phx.corporate-ir.net/phoenix.zhtml?c=102601&p=irol-IRHome.

A copy of the associated press release is attached as exhibit 99.1 to this current report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
99.1	Press release dated November 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.
Date:	November 12, 2008	By:	/s/ Stephen D. Young
Stephen D. Young Chief Financial Officer